Exhibit 4.6

WARRANT AGENT AGREEMENT

This Warrant Agent Agreement (the “Warrant Agent Agreement”) made as of __________, 2019, is between Cellect Biotechnology Ltd., an Israeli company (the “Company”), and Computershare Inc., as warrant agent (the “Warrant Agent”).

WHEREAS, the Company has determined to issue and deliver to investors, among other securities, warrants (the “Warrants”) to purchase up to an aggregate of _____________American Depositary Shares of the Company (the “Warrant Shares”) pursuant to an Underwriting Agreement entered into between the Company and A.G.P./Alliance Global Partners , dated ____________, 2019 (the “Underwriting Agreement”);

WHEREAS, each Warrant evidences the right of the holder thereof to purchase, for an exercise price of $_____ per share, one Warrant Share, as subject to adjustment as described in the Warrant Certificate (the “Warrant Price”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agent Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agent Agreement (and no implied terms or conditions).

2. Warrants.

2.1 Form of Warrant.  Each Warrant shall be (a) issued in book-entry form or (b) in substantially the form of Exhibit A attached hereto, the provisions of which are incorporated herein, and signed by, or bear the facsimile or .pdf signature of, the Chief Executive Officer, Chief Financial Officer of the Company and such other officers of the Company as the Company may designate with written notice to the Warrant Agent (each and “Authorized Signatory” and, collectively, the “Authorized Signatory”). In the event the person whose facsimile or .pdf signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry positions (the “Book-Entry Warrant”).

2.2 Registration.

2.2.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and registration of transfers of the Warrants. Upon the initial issuance of the Warrants, at the Company’s written request, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible as of the date of issuance (the “Issuance Date”), all of the Warrants shall be represented by one or more Book-Entry Warrants deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration. If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent in writing regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates in physical form evidencing such Warrants in substantially the form annexed hereto as Exhibit A.

2.2.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof.

2.2.3 Notwithstanding anything contained herein, a Registered Holder or if the Book Entry Warrants are deposited with the Depositary, the beneficial owner, has the right, upon written notice to the Warrant Agent (in form and substance acceptable to the Warrant Agent), to request a physical warrant certificate in substantially the form of Exhibit A, attached hereto, for the same number of Warrants as are registered in the name of such Registered Holder or beneficial owner, as applicable, in the records maintained by the Warrant Agent (a “Warrant Certificate”). Such Warrant Certificate shall be dated the original issue date of the Warrants and shall be executed by an Authorized Signatory. The Warrant Agent shall deliver the Warrant Certificate to the Registered Holder as promptly as practicable. To the extent that the Company requests that the Warrant Agent delivers a Warrant Certificate to a Registered Holder or beneficial owner, as applicable, prior to the closing date of the transactions under the Underwriting Agreement or the closing date of the option granted by the Company under the Underwriting Agreement, then the Warrant Agent shall deliver such Warrant Certificate as promptly as practicable following the receipt of such request.

3. Exercise of Warrants. Subject to the provisions of the Warrants and this Warrant Agent Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, and to the Company, the notice of exercise, as set forth in the Warrant, duly executed and properly completed, and by paying in full, in lawful money of the United States by wire transfer to the Warrant Agent (or, if available, pursuant to the cashless exercise feature as set forth in such Warrant, all cashless exercises should be directed to the Company for calculation of the applicable number of Warrant Shares issuable upon such cashless exercise and upon completion of such calculation by the Company, the Company shall provide the Warrant Agent with issuance instructions), the Warrant Price for each full Warrant Share as to which the Warrant is exercised and the issuance of the Warrant Shares by the Warrant Agent as set forth in the applicable Warrant. The Warrant Agent will transmit to the Company the funds received from the Registered Holders for the exercise of the Warrants by the 5th business day of the month following the acceptance of such funds. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall pay the Warrant Agent a fee of US$5.00 per 100 Warrant Shares that are issued.

4. Concerning the Warrant Agent and Other Matters.

4.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agent Agreement or any Warrant Certificate that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

4.2 Resignation, Consolidation, or Merger of Warrant Agent.

4.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agent Agreement as of the effective date of such termination. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and have its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust power and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes· necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company and without assumption of any additional liability in connection therewith, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

4.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Warrant Shares not later than the effective date of any such appointment.

4.2.3 Merger or Consolidation of Warrant Agent. Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation or other entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act on the part of the Company or the Warrant Agent.

4.3 Fees and Expenses of Warrant Agent.

4.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit B hereto and will reimburse the Warrant Agent upon demand for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agent Agreement and the exercise and performance of its duties hereunder.

4.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

4.4 Liability of Warrant Agent.

4.4.1 Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Authorized Signatory, and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Warrant Agent Agreement. From time to time, Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

4.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in final and non-appealable decision). The Company agrees to indemnify the Warrant Agent and save it harmless against any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, costs or expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

4.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agent Agreement or in the Warrant (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the adjustment provisions contained in the Warrants or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Warrant Agent Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid, fully paid and nonassessable.

4.4.4 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agent Agreement, or thereafter, with respect to, arising from, or arising in connection with this Warrant Agent Agreement, or from all services provided or omitted to be provided under this Warrant Agent Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Warrant Agent Agreement shall be liable to the other party or any other person for any consequential, indirect, special or incidental damages under any provisions of this Warrant Agent Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages. The Warrant Agent shall have no responsibility for any liquidated damages that may be payable or paid to any Holder, person or entity under this Warrant Agency Agreement or any Warrant for any failure by the Warrant Agent to deliver to the Holder a Warrant ADS, on the Company’s behalf. In addition, the Company shall indemnify and hold harmless the Warrant Agent against all claims made against the Warrant Agent for any such failure.

4.5  Rights and Duties of Warrant Agent.

4.5.1 Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion or advice.

4.5.2 No Duty of Demand. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

4.5.3 Freedom to Trade in Company Securities. Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agent Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

4.5.4 Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

4.5.5. Company Instructions. The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

4.5.6. No Risk of Own Funds. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

4.6 Acceptance of Agency. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

4.7  Survival. The provisions of Section 4.3, Section 4.4, Section 4.5 and Section 4.6 shall survive the expiration of the Warrants, the termination of this Warrant Agent Agreement and the resignation, replacement or removal of the Warrant Agent.

5. Notices of Changes in Warrant. Upon every adjustment of the exercise price of a Warrant or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall be fully protected in relying upon such a notice.

6. Reservation of Warrant Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Warrant Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agent Agreement.

7. Miscellaneous Provisions.

7.1 Loss. Theft. Destruction or Mutilation of Warrant. Upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of the Warrants or any stock certificate relating to shares underlying the Warrants, and in case of loss theft or destruction, of indemnity or security reasonably satisfactory to them (including, posting a bond), and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Warrant Agent will deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7.2 Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.3 Notices.

Any notices, consents, waivers or other document or communications required or permitted to be given or delivered under the terms of this Warrant Agent Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Cellect Biotechnology Ltd.

23 Hata’as Street

Kfar Saba, Israel 44425

(+972) (9) 974-1444

Oded@cellect.com

Attention:

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Tel: (212) 547-5400

Attention: Gary Emmanuel, Esq.

If to the Warrant Agent:

Computershare Inc.

250 Royall Street

Canton, MA 02021

Facsimile: (781) 575-2549

Attention: Corporate Actions

Any notice, statement or demand authorized to be given or made by the Warrant Agent or the Company to the holder of any Warrant shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid or registered or certified mail or overnight courier service, addressed, at the last address set forth for such holder in the Warrant Register.

Any notice, sent pursuant to this Warrant Agent Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, if sent by registered or certified mail on the third business day after registration or certification thereof, and if sent by first class mail on the fifth business day after mailing.

7.4 Applicable Law.

All questions concerning the construction, validity, enforcement and interpretation of this Warrant Agent Agreement and the Warrants shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each party hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant Agent Agreement or the Warrants shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the receiving party in any action, proceeding or claim. Each party (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated here by respective affiliates, directors, officers, shareholders, partners, members, employees or agents.

7.5 Examination of the Warrant Agent Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection.

7.6 Counterparts; Signatures. This Warrant Agent Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures (or .pdf copy via e-mail attachment) shall constitute original signatures for all purposes of this Warrant Agent Agreement.

7.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof

7.8 Amendments. The Company and the Warrant Agent may amend this Warrant Agent Agreement by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agent Agreement; provided however, that, without the consent of each of Registered Holders affected thereby, no such amendment may be made that changes the Warrants. Upon the delivery of a certificate from an Authorized Signatory which states that the proposed amendment is in compliance with the terms of this Section 7.8, the Warrant Agent shall execute such amendment. Notwithstanding anything in this Warrant Agent Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Warrant Agent Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Warrant Agent Agreement. No amendment to this Warrant Agent Agreement shall be effective unless duly executed by the Warrant Agent.

7.9 Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto shall use their reasonable best efforts to substitute a valid, legal and enforceable provision, which, insofar as practicable, implements the original purposes and intents of this Warrant Agent Agreement; provided, however, that if any excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

7.10 Persons Having Rights under this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Warrant Agent Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agent Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holder.

7.11  Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest. This provision has no effect on the Company’s liability for the performance of its obligations under the Warrants.

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

Cellect Biotechnology Ltd.

By:
Name:
Title:

Computershare Inc.

By:
Name:
Title:

Exhibit A

Form of Warrant

WARRANT

TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

CELLECT BIOTECHNOLOGY LTD.

Warrant No.: __________	Issue Date: __________, 2019

Number of American Depositary Shares: ________________

THIS WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. New York City time on [________________] (the “Termination Date”), to subscribe for and purchase from Cellect Biotechnology Ltd., an Israeli limited company (the “Company”), up to ______ Ordinary Shares, no par value (the “Ordinary Share(s)”) (as subject to adjustment hereunder, the “Warrant Shares”)), represented by _____________ American Depositary Share (“ADSs”), each 20 Ordinary Shares representing one ADS, as subject to adjustment hereunder (the “Warrant ADSs”). The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form (the “Book-Entry Warrant”) and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agent Agreement, in which case this sentence shall not apply.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the State of Israel or any day on which banking institutions in the State of New York or in the State of Israel are authorized or required by law or other governmental action to close.

“Deposit Agreement” means the Deposit Agreement dated July 28, 2016 among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-funded Units” means a fixed combination of units issued in the Underwritten Offering, each consisting of (i) one ADS, and (ii) one Pre-funded Warrant to purchase one whole ADS.

“Pre-funded Warrant” means those certain pre-funded warrants issued as part of the Pre-funded Units in the Underwritten Offering.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for Trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, (or any successors to any of the foregoing).

“Underwritten Offering” means that certain offering of Units and Pre-funded Units pursuant to that certain Underwriting Agreement between the Company and A.G.P./Alliance Global Partners, as representative of the several underwriters named on Schedule I attached thereto, dated _________, 2019.

“Unit” means a fixed combination of units issued in the Underwritten Offering, each consisting of (i) one ADS, and (ii) one Warrant to purchase one whole ADS.

               “Unit Price” means the price per Unit to the public in the Underwritten Offering, subject to adjustment for reverse and forward share splits, share dividends, share combinations, ratio changes and other similar transactions of the ADSs that occur after the date of this Agreement.

“Warrant Agent Agreement” means that certain warrant agent agreement relating to the Warrants, dated on or about the Initial Exercise Date, between the Company and the Warrant Agent.

“Warrant Agent” means Computershare Inc. and any successor warrant agent of the Company.

Section 2. Exercise.

a) Exercise of Warrant. Subject to the provisions of Section 2(e) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, and to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or .pdf copy via e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price of the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two (2) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agent Agreement, in which case this sentence shall not apply.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $[__], subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the Initial Exercise Date, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant ADSs by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a “cashless exercise”, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported, or (d) in all other cases, the fair market value of a share of ADSs as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on the OTCQB or OTCQX and if prices for ADSs are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. Within two (2) Trading Days of the date that a Notice of Exercise is delivered to the Company, the Company shall deposit the Warrant Shares subject to such exercise with The Bank of New York Mellon, the Depositary for the ADSs (the “Depositary”) and instruct the Depositary to credit the account of the Holder’s prime broker with DTC through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of exercise and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a depositary that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Trading Day immediately prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 12:00 p.m. (New York City time) on the Initial Exercise Date.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant ADSs or Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant ADSs and the restoration of Holder’s right to acquire such Warrant ADSs pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver or cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Warrant Shares, Warrant ADSs or Scrip. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS.

vi. Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Same-Day Processing. The Company shall pay all Depositary fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant ADSs, if any.

viii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be [9.99/4.99%] of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.   Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares, ADSs or any shares of capital stock of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction (as defined below) unless the Successor Entity (as defined below) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements, including agreements, if so requested by the Holder, to deliver to each holder of the Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Ordinary Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares represented by ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Any security issuable or potentially issuable to the Holder pursuant to the terms of this Warrant on the consummation of a Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws if any securities issued to any other equityholder of the Company are registered on Form F-4 or any successor form. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose capital stock is quoted on or listed for trading on a Trading Market in the United States, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the Ordinary Shares underlying the ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 5(a) with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) divided by (ii) the per share closing sale price of such corresponding capital stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction), and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, ADSs, Successor Capital Stock or, in lieu of the ADSs or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be ADSs, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders Ordinary Shares or ADSs are entitled to receive securities, cash, assets or other property with respect to or in exchange for ADSs, such shares of stock, securities, cash, assets or any Ordinary Shares or ADSs (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, ADSs or Successor Capital Stock or, if so elected by the Holder, in lieu of ADSs (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3(c) and 3(d)), which shall continue to be receivable on the ADSs or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for any other property whatsoever (including warrants or other purchase or subscription rights and any Ordinary Shares) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). The provisions of this Section 3(e) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, or (iii) make, or allow one or more Persons to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either

(x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Persons making or party to, or Affiliated with any Person making or party to, such securities purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares such that such modified Ordinary Shares no longer have the residual right to dividends or distributions from the Company or the residual right to vote on matters given to the shareholders under Israeli law, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Person individually or the Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Persons as of the date of this Warrant calculated as if any Ordinary Shares held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Ordinary Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding anything contained herein, any transaction which results in a Company subsidiary that is not wholly-owned by the Company becoming a wholly-owned subsidiary of the Company shall not be considered a “Fundamental Transaction” and shall not otherwise trigger any adjustment or rights under this Warrant. “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity (as defined below)) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into. “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose capital stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or such entity, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto properly completed and duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent including but not limited to, the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b) New Warrants. If this Warrant is not held in global form through DTC (or any successor depository), this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and registration of transfers of the Warrants. Upon the initial issuance of the Warrants, at the Company’s written request, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible, all of the Warrants shall be represented by one or more Book-Entry Warrants deposited with DTC and registered in the name of Cede & Co., a nominee of DTC. Ownership of beneficial interests in the Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC or its nominee for each Book-Entry Warrant; (ii) by institutions that have accounts with DTC (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration. If the Warrants are not DTC Eligible as of the initial issuance date or DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent in writing regarding making other arrangements for book-entry settlement within ten (10) days after DTC ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to DTC to deliver to the Warrant Agent for cancellation each Book-Entry Warrant, and the Company shall instruct the Warrant Agent to deliver to DTC definitive certificates in physical form evidencing such Warrants.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and the Warrant Agent, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares and a sufficient number of shares to provide for the issuance of the Warrant ADSs and underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares and ADSs may be listed. The Company covenants that all Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Limitation on Certain Offerings. From the date hereof until the earlier to occur of (i) the date that is twelve (12) months following the Initial Exercise Date, and (ii) the date when the holders of ADSs or Pre-funded Warrants originally issued as part of the Units or Pre-funded Units allocated by the Underwriters in the Underwritten Offering (the holders of such originally issued ADSs or Pre-funded Warrants referred to as the “Original Holders”) collectively beneficially own less than 75% of the ADSs and ADSs underlying the Pre-funded Warrants originally as part of the Units or Pre-funded Units allocated by the Underwriters in the Underwritten Offering (such period, the “Restricted Period”), without the prior written consent of the Original Holders of a majority in interest of the ADSs and the ADSs underlying the Pre-funded Warrants originally issued as part of the Units or Pre-funded Units allocated by the Underwriters in the Underwritten Offering, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall be prohibited from selling or granting any option to purchase, or selling or granting any right to reprice, or otherwise disposing of or issuing (or announcing any offer, sale, grant or any option to purchase or other disposition of) any ADSs, Ordinary Shares or Ordinary Share Equivalents, other than Exempted Issuances, in each case with a purchase, exercise, exchange or conversion price less than the Unit Price. “Exempted Issuances” means (i) grants of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination thereof) pursuant to the Company’s equity incentive plans in place from time to time, (ii) Ordinary Shares or ADSs upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Ordinary Shares or ADSs issued and outstanding on the date of this Warrant, (iii) an issuance of securities of the Company pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights during the Restricted Period, and provided, further, that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (iv) issuances of restricted Ordinary Shares, Ordinary Share Equivalents or ADSs (or a combination thereof) to consultants of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights during the Restricted Period. For purposes of this Section 5(e), in determining the number of outstanding ADSs and ADSs underlying the Pre-funded Warrants held by an Original Holder at the time of allocation of this Warrant in the Underwritten Offering or at any time during the Restricted Period, (I) the Company may rely on the number of outstanding ADSs and ADSs underlying the Pre-funded Warrants as reflected in (A) the allocation of Units and Pre-funded Units in the Underwritten Offering as provided in writing by AGP/Alliance Global Partners to the Company, (B) a Schedule 13D or 13G, Form 13F or other public filing of the Original Holder or its Affiliates filed with the Commission, as the case may be, (C) a Non-Objecting Beneficial Owner list of the Company, or (D) written notice from the Original Holder setting forth the number of ADSs and ADSs underlying the Pre-funded Warrants beneficially owned by the Original Holder (it being understood that upon the written or oral request of the Company, the Original Holder shall within one (1) Trading Day confirm orally and in writing to the Company the number of ADSs and ADSs underlying the Pre-funded Warrants held by the Original Holder), and (II) any exercise of Pre-funded Warrants into the underlying ADSs shall be deemed to be a disposition of the underlying ADSs such that the Original Holder will be deemed to no longer be the beneficial owner of such ADSs.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each party hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5(i) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the receiving party in any action, proceeding or claim. Each of the Company and the Holder agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. Each party (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated here by respective affiliates, directors, officers, shareholders, partners, members, employees or agents.

g) Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notices, consents, waivers or other document or communications required or permitted to be given or delivered under the terms of this Warrant, including, without limitation, a Notice of Exercise, must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Cellect Biotechnology Ltd.

23 Hata’as Street

Kfar Saba, Israel 44425

(+972) (9) 974-1444

Email: oded@cellect.com

Attention:

With a copy (for informational purposes only) to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Tel: (212) 547-5400

Attention: Gary Emmanuel, Esq.

Doron Tikotzky Kantor Gutman & Amit Gross

B.S.R. 4 Tower, 33 Floor

7 Metsada Street,

Bnei Brak 5126112 Israel

Attention: Ronen Kantor, Esq.

If to a Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Expense Reimbursement. The Holder shall reimburse the Company for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the ADSs, Warrant ADSs and/or Ordinary Shares.

p) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

q) Warrant Agent Agreement. This Warrant is issued subject to the Warrant Agent Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agent Agreement, the provisions of this Warrant shall govern and be controlling; provided, however, that all provisions with respect to the rights, duties, obligations, protections, immunities and liability of the Warrant Agent only shall be determined and interpreted solely by the provisions of the Warrant Agent Agreement.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CELLECT BIOTECHNOLOGY LTD.

By:
Name:
Title:

NOTICE OF EXERCISE

To:	CELLECT BIOTECHNOLOGY LTD.

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

DTC Participant name and number: _______________________

Contact of DTC Participant: _______________________

Telephone Number of Participant Contact: _______________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________________

Signature of Authorized Signatory of Investing Entity:______________________________________

Name of Authorized Signatory: _______________________________________________________

Title of Authorized Signatory: ________________________________________________________

Date: ________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number: _________________

Email Address: _________________

Dated: _______________ __, ______

Holder’s Signature: ____________________

Holder’s Address: _____________________

Exhibit B

Fees

B-1